For period ended 12/31/13                              Series 45, 47, 48, 53, 54
File Number 811-7852

Sub-Item 77I:  Terms of new or amended securities
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The following portfolios for USAA Mutual Funds Trust were changed as listed:


     Previous Name                     New Name
     -------------                     --------
     Global Opportunities Fund     Global Managed Volatility Fund Shares
                                   Global Managed Volatility Fund Institutional
                                   Shares (NEW CLASS ADDED)


     New Funds
     --------------
     Target Retirement 2060 Fund

     Flexible Income Fund Shares
     Flexible Income Fund Institutional Shares
     Flexible Income Fund Adviser Shares

     Real Return Fund Insitutional Shares (NEW CLASS)

     Ultra Short-Term Bond Fund Institutional Shares (NEW CLASS)


Effective as of JULY 12, 2013.